EXHIBIT 23.2

[Letterhead] Deloitte & Touche llp

Two Prudential Plaza 180 North Stetson Avenue Chicago, Illinois 60601-6779

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of the John Deere Omnibus Equity and Incentive Plan on Form S-8 of our report dated November 19, 2002, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 2002.

/s/ Deloitte & Touche llp

DELOITTE &TOUCHE LLP Chicago, Illinois

March 11, 2003

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